Registration No. 33-76940
                                                           Rule 424(b)(3)


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 4, 1994

                ML Home Equity Loan Asset Backed Certificates,
                    Series 1994-1, Class A-1 and Class A-2
                       MERRILL LYNCH CREDIT CORPORATION
                                   Servicer
                  MERRILL LYNCH HOME EQUITY ACCEPTANCE, INC.
                                    Seller

_____________________________________________________________________________

     On May 5, 1994, the ML Home Equity Loan Trust 1994-1 (the "Trust") issued the ML Home Equity Loan Asset Backed Certificates, Series 1994-1 in an original aggregate principal amount of $355,138,000. Each Certificate represented an undivided interest in the Trust created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1994 among Merrill Lynch Home Equity Acceptance, Inc., as seller, Merrill Lynch Credit Corporation, as servicer, and Bankers Trust Company of California, N.A., as trustee. This Prospectus Supplement to the above-referenced Prospectus (the "Prospectus") supplements and updates certain of the information set forth in the Prospectus. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

     The first paragraph and the first two tables set forth after the first paragraph under the heading "MLCC and its Equity Access Program--Delinquency and Loan Loss Experience" and the first two tables set forth after the second paragraph under the heading "MLCC and its Equity Access Program -- Delinquency and Loan Loss Experience" on pages 23 through 26 of the Prospectus are hereby updated, in their entirety, as follows:

          The following tables set forth information relating to (i) the delinquency and loan loss experience on the home equity revolving credit line mortgage loans originated by MLCC and included in MLCC's servicing portfolio as of and for each of the six years in the period ended December 31, 1997 and (ii) the delinquency and loan loss experience on the home equity revolving credit line mortgage loans included in the portfolio of mortgage loans acquired in June 1992 by the Seller from the Dime Savings Bank of New York, FSB (the "Dime Portfolio"), which includes the Dime Mortgage Loans, as of and for the year ended December 31, 1993, the year ended December 31, 1994, the year ended December 31, 1995, the year ended December 31, 1996, and the year ended December 31, 1997. Information prior to December 31, 1993 for the Dime Portfolio is available only from the records of the Dime and is not sufficiently verifiable by the Seller. The information shown for the Dime Portfolio, because of the short period that it covers, may not be representative of the delinquency and loan loss experience on such loans over a longer historical period. The delinquency and loan loss experience set forth in the following tables represents the historical experience of MLCC for the dates and period given, and there can be no assurance that the future experience on the Mortgage Loans in the Trust will be the same as, or more favorable than, (i) that of the total mortgage loans in MLCC's servicing portfolio, which mortgage loans are not fully seasoned and the terms of which do not require the payment of principal until final maturity or (ii) that of the total mortgage loans in the Dime Portfolio, which mortgage loans are now serviced by MLCC.

                                    1994-1

                     MORTGAGE LOAN DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                       As of December 31,
                          --------------------------------------------------------------------------
                              1992       1993        1994        1995         1996           1997
                          ----------- ----------  ----------  ----------   ----------     ----------
Number of Revolving
  Credit Line Loans
  Serviced  . . . . . .       15,084      13,839      15,598      25,056       28,368           31,395
Aggregate Loan Balance
  of Revolving Credit
  Line Loans Serviced .   $1,062,930  $1,037,427  $1,079,693  $1,293,483   $1,353,800       $1,387,217
Loan Balance of
  Revolving Credit
  Line Loans 2 Mos.
  Delinquent  . . . . .   $    3,717  $    5,161  $    5,358  $    8,447   $    8,292       $    5,450
Loan Balance of
  Revolving Credit
  line Loans 3 Mos.
  or more Delinquent  .   $   18,751  $   17,508  $   22,989  $   33,763   $   39,508       $   44,104
Total of 2 Months or
  more Delinquent as a
  Percentage of
  Aggregate
  Loan Balance of
  Revolving Credit Line
  Loans Serviced  . . .        2.11%       2.19%       2.63%       3.26%        3.53%            3.57%


                                    1994-1

                        MORTGAGE LOAN LOSS EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                        As of December 31,
                           --------------------------------------------------------------------------
                              1992        1993        1994        1995         1996           1997
                           ----------  ----------  ----------   ----------   ----------    ----------
As of end of Period:
  Number of Revolving
  Credit Line Loans
  Serviced  . . . . . .        15,084      13,839      15,598      25,056       28,368          31,395
Aggregate Loan Balance
  of Revolving Credit
  Line Loans Serviced .    $1,062,930  $1,037,427  $1,079,693  $1,293,483   $1,353,800      $1,387,217
For the Period:
  Gross Charge Offs
    Dollars . . . . . .    $    1,447  $    3,153   $   1,118  $    3,700   $    1,860      $    4,269
    Percentage(1) . . .         0.14%       0.30%       0.10%       0.29%        0.14%           0.31%

__________________________
(1) As a percentage of aggregate balance of revolving credit line loans serviced.


                    DIME PORTFOLIO DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                                        As of December 31,
                                                          --------------------------------------------
                                                             1994      1995       1996         1997
                                                          --------  ---------  ---------    ----------
Number of revolving credit
  line loans Serviced . . . . . . . . . . . . . . . .        4,417      3,919      3,356        2,758
Aggregate loan balance of
  revolving credit line
  loans serviced  . . . . . . . . . . . . . . . . . .     $233,053  $ 200,367  $ 163,241     $128,391
Loan balance of revolving
  credit line loans
  2 Months delinquent . . . . . . . . . . . . . . . .     $  1,743  $   1,000  $   1,039     $    809
Loan balance of revolving
  credit line loans 3 mos.
  or more delinquent  . . . . . . . . . . . . . . . .     $  2,056  $   2,885  $   3,145     $  3,589
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance
  of revolving credit line
  loans serviced  . . . . . . . . . . . . . . . . . .         1.63%      1.94%      2.56%        3.42%


                                    Dime Portfolio Loss Experience
                                        (Dollars in Thousands)

                                                                      As of December 31,
                                                          --------------------------------------------
                                                             1994       1995       1996        1997
                                                          --------  ---------  ---------    ----------
As of end of period:
  Number of revolving credit
    line loans serviced . . . . . . . . . . . . . . .        4,417      3,919      3,356        2,758
  Aggregate loan balance of
    revolving credit line
    loans serviced. . . . . . . . . . . . . . . . . .     $233,053  $ 200,367  $ 163,241     $128,391
For the period:
  Gross charge-offs dollars . . . . . . . . . . . . .     $     74  $      95  $     327   $      130
  Percentage(1) . . . . . . . . . . . . . . . . . . .         0.03%      0.05%      0.20%        0.10%

_______________
   (1) As a percentage of aggregate balance of revolving credit line loans serviced.

                                    1994-1

     Additionally, the information contained in the tables entitled "Cut-Off Date Trust Balances of MLCC Mortgage Loans" and "Cut-Off Date Trust Balances of Dime Mortgage Loans" under the heading "The Mortgage Loan Pool" on pages 28 and 35, respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1997, the Loan Balances of the Mortgage Loans:


        TRUST BALANCES OF MLCC MORTGAGE LOANS AS OF DECEMBER 31, 1997

                                                                                                 % of MLCC
                                                                                                   Mortgage
                                                                                                   Loans by
                                                            Number of             Trust             Trust
            Range of Trust Balances                      Mortgage Loans          Balance           Balance
-----------------------------------------------------    --------------      -------------       -----------
$    4,999.99 or Lower. . . . . . . . . . . . . . . .           440          $1,050,148.68           1.53%
$    5,000.00-    9,999.99  . . . . . . . . . . . . .           204           1,426,373.29           2.08
$   10,000.00-   14,999.99  . . . . . . . . . . . . .           145           1,771,800.78           2.58
$   15,000.00-   19,999.99  . . . . . . . . . . . . .            90           1,573,357.03           2.29
$   20,000.00-   24,999.99  . . . . . . . . . . . . .            90           2,015,519.11           2.94
$   25,000.00-   29,999.99  . . . . . . . . . . . . .            53           1,441,343.11           2.10
$   30,000.00-   34,999.99  . . . . . . . . . . . . .            37           1,201,061.69           1.75
$   35,000.00-   39,999.99  . . . . . . . . . . . . .            41           1,547,410.33           2.25
$   40,000.00-   44,999.99  . . . . . . . . . . . . .            31           1,322,585.97           1.93
$   45,000.00-   49,999.99  . . . . . . . . . . . . .            31           1,478,252.19           2.15
$   50,000.00-   54,999.99  . . . . . . . . . . . . .            31           1,613,328.34           2.35
$   55,000.00-   59,999.99  . . . . . . . . . . . . .            27           1,556,601.17           2.27
$   60,000.00-   64,999.99  . . . . . . . . . . . . .            23           1,439,180.14           2.10
$   65,000.00-   69,999.99  . . . . . . . . . . . . .            22           1,495,669.74           2.18
$   70,000.00-   74,999.99  . . . . . . . . . . . . .            14           1,011,015.28           1.47
$   75,000.00-   99,999.99  . . . . . . . . . . . . .            81           7,131,438.34          10.39
$  100,000.00-  149,999.99  . . . . . . . . . . . . .            66           7,890,582.43          11.49
$  150,000.00-  199,999.99  . . . . . . . . . . . . .            34           5,848,559.39           8.52
$  200,000.00-  249,999.99  . . . . . . . . . . . . .            26           5,741,072.81           8.37
$  250,000.00-  299,999.99  . . . . . . . . . . . . .            10           2,680,482.75           3.91
$  300,000.00-  349,999.99  . . . . . . . . . . . . .             4           1,333,717.63           1.94
$  350,000.00-  399,999.99  . . . . . . . . . . . . .             4           1,586,640.07           2.31
$  400,000.00-  449,999.99  . . . . . . . . . . . . .             5           2,077,403.68           3.03
$  450,000.00-  499,999.99  . . . . . . . . . . . . .             1             486,030.10           0.71
$  500,000.00-  549,999.99  . . . . . . . . . . . . .             1             539,882.00           0.79
$  600,000.00-  649,999.99  . . . . . . . . . . . . .             2           1,239,015.13           1.81
$  750,000.00-  799,999.99  . . . . . . . . . . . . .             1             758,024.00           1.10
$1,000,000.00-1,099,999.99  . . . . . . . . . . . . .             1           1,013,837.74           1.48
$1,100,000.00-1,199,999.99  . . . . . . . . . . . . .             1           1,157,945.81           1.69
$1,200,000.00-1,299,999.99  . . . . . . . . . . . . .             1           1,201,531.60           1.75
$1,400,000.00-1,499,999.99  . . . . . . . . . . . . .             1           1,499,912.00           2.19
$1,900,000.00-1,999,999.99  . . . . . . . . . . . . .             1           1,999,383.23           2.91
$2,400,000.00-2,499,999.99  . . . . . . . . . . . . .             1           2,499,168.90           3.64
                                                         --------------      -------------       -----------
                   TOTALS   . . . . . . . . . . . . .         1,520         $68,628,274.96         100.00%
                                                         ==============      =============       ===========

                                    1994-1

        TRUST BALANCES OF DIME MORTGAGE LOANS AS OF DECEMBER 31, 1997

                                                                                             % of Dime
                                                                                          Mortgage Loans
                                                        Number of             Trust          by Trust
              Range of Trust Balances                Mortgage Loans          Balance          Balance
-------------------------------------------------    --------------      --------------   --------------
$  4,999.00 or Lower  . . . . . . . . . . . . . .              425       $   926,942.65          7.90%
$  5,000.00-  9,999.99  . . . . . . . . . . . . .              250         1,787,707.04         15.22
$ 10,000.00- 14,999.99  . . . . . . . . . . . . .              121         1,487,857.60         12.67
$ 15,000.00- 19,999.99  . . . . . . . . . . . . .               55           941,369.74          8.02
$ 20,000.00- 24,999.99  . . . . . . . . . . . . .               48         1,071,820.33          9.13
$ 25,000.00- 29,999.99  . . . . . . . . . . . . .               43         1,177,691.18         10.03
$ 30,000.00- 34,999.99  . . . . . . . . . . . . .               14           457,559.39          3.90
$ 35,000.00- 39,999.99  . . . . . . . . . . . . .               14           523,107.98          4.46
$ 40,000.00- 44,999.99  . . . . . . . . . . . . .                9           379,103.03          3.23
$ 45,000.00- 49,999.99  . . . . . . . . . . . . .                8           374,455.85          3.19
$ 50,000.00- 54,999.99  . . . . . . . . . . . . .                5           257,264.23          2.19
$ 55,000.00- 59,999.99  . . . . . . . . . . . . .                8           451,840.65          3.85
$ 70,000.00- 74,999.99  . . . . . . . . . . . . .                3           218,217.18          1.86
$ 75,000.00- 99,999.99  . . . . . . . . . . . . .                5           422,971.06          3.60
$100,000.00-149,999.99  . . . . . . . . . . . . .                3           338,279.54          2.88
$150,000.00-199,999.99  . . . . . . . . . . . . .                1           180,656.38          1.54
$200,000.00-249,999.99  . . . . . . . . . . . . .                2           443,739.19          3.78
$250,000.00-299,999.99  . . . . . . . . . . . . .                1           299,000.00          2.55
-------------------------------------------------    --------------      --------------   --------------
                   TOTALS . . . . . . . . . . . .            1,015       $11,739,583.02        100.00%
=================================================    ==============      ==============   ==============

                             ____________________



               The date of this Supplement is April 13, 1998.